Exhibit 99.1

May 8, 2023

Please accept this letter of resignation from my role as Director of Battalion Oil effective Monday, May 8, 2023. I also acknowledge that there were no disagreements between me and the Board that prompted this decision.

I want to thank the Board of Directors and the Management team. I wish the Company success going forward.

Sincerely,

 /s/ Allen Li

Allen Li

www.battalionoil.com     |     3505 West Sam Houston Parkway North, Suite 300, Houston, Texas 77043     |     832.538.0300